UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2021

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200 Lake Forest, CA	92630
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:
(949) 528-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	Nasdaq Capital Market
Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.
☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2021, ToughBuilt Industries, Inc. (the “
Company
”) received a written letter (the “
Extension Notice
”) from Listing Qualifications Staff of the Nasdaq Stock Market, LLC (“
Nasdaq
”) notifying the Company that Nasdaq has granted the Company an additional 180 calendar days, or until May 16, 2022 (the “
Extension Period
”), to regain compliance with the requirement for the Company’s shares, par value $0.0001 per share, of common stock (“
Common Stock
”) to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “
Minimum Bid Price Requirement
”).

The Extension Notice has no immediate effect on the continued listing status of the Company’s Common Stock on the Nasdaq Capital Market. The Company’s Common Stock will remain listed on the Nasdaq Capital Market.

As previously disclosed on the Current Report on Form 8-K filed on May 19, 2021 with the Securities and Exchange Commission, the Company received a written notification from Nasdaq notifying the Company that it had failed to comply with the Minimum Bid Price Requirement because the bid price for the Company’s Common Stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement for continued listing. The notification had no immediate effect on the listing or trading of the Common Stock on the Nasdaq Capital Market. The Company initially had a period of 180 calendar days, or until November 15, 2021, to regain compliance with the Minimum Bid Price Requirement.

Other than the Minimum Bid Price Requirement, the Company satisfies the listing initial and continued listing requirements of Nasdaq’s Capital Markets.

If at any time before May 16, 2022, the bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by May 16, 2022, Nasdaq will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with the Minimum Bid Price Requirement within the allotted compliance period. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the 180-day extension.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated November 16, 2021, announcing the additional 180 day extension is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: November 16, 2021	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer